Exhibit 4.2

CONVERTIBLE DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.
No. 1	$100,000.00

PACEL CORP.

CONVERTIBLE DEBENTURE DUE MARCH 15, 2006

FOR VALUE RECEIVED, PACEL CORP. (the "Company"), a corporation organized and existing under the laws of the Commonwealth of Virginia hereby promises to pay to THOMAS KELLY, an individual having his address at 1961 Casa de Elegante Ct., Las Vegas, NV 89117, or his assigns (the "Holder"), the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) on March 15, 2006 (the "Maturity Date") and to pay simple interest on the principal sum outstanding from time to time in arrears (i) upon conversion as provided herein or (ii) on the Maturity Date, at the rate of 5% per annum. Interest shall commence to accrue on this Debenture on the first such business day to occur after the date hereof and shall continue on a daily basis until payment in full of the principal sum has been made or duly provided for or until the full outstanding amount of this Debenture has been converted in accordance with the provisions hereof.

This Debenture is the Debenture referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated March 14, 2001, between the Company and the Holder, is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

            1.             This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            2.            A.            The Holder is entitled to, at any time or from time to time, convert the Conversion Amount into shares of Common Stock of the Company, no par value per share ("Common Stock"), at a conversion price for each share of Common Stock (the "Conversion Price") initially equal to the lower of (x) $0.09372 [calculated as 120% of the final bid price per share on the Closing Date (as defined in the Securities Purchase Agreement)] or (y) 80% of the lowest five closing bid prices per share (as reported by Bloomberg, LP) of the Company's Common Stock for the 20 Trading Days immediately preceding the date of conversion. The Conversion Price will be adjusted as provided in Section 6.

                        B.            For purposes of this Debenture, the following terms have the meanings indicated below:

                                    (i)             "Conversion Amount" shall mean the sum of (A) all or any portion of the outstanding principal amount of this Debenture, as designated by the Holder upon exercise of its right of conversion and (B) all interest that has accrued on the portion of the principal amount that has been designated for payment pursuant to (A).

                                    (ii)             "Market Price of the Common Stock" means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported in The Wall Street Journal.

                                     (iii)             "Trading Day: shall mean any day on which the New York Stock Exchange is open for business.

                         C.            Conversion shall be effectuated by surrendering the Debentures to be converted to the Company's transfer agent, Olde Monmouth Stock Transfer located at 77 Memorial Parkway, 2nd Floor, Atlantic Highlands, NJ 07719, accompanied by or preceded by facsimile or other delivery to the Company of the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company; provided that the Holder shall deliver to the Company's transfer agent or the Company the original Debentures being converted within five (5) business days thereafter (and if not so delivered within such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debentures being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (703) 361-6706; ATTN: Corporate Secretary. Except as otherwise provided, certificates representing Common Stock upon conversion will be delivered within five (5) business days from the date of delivery of the Notice of Conversion.

            3.            Unless demand has otherwise been made for payment in cash by the Holder, any Debentures not previously received for conversion as of the Maturity Date shall be deemed to have been surrendered for conversion, without further action of any kind by the Company or any of its agents, employees or representatives, as of the Maturity Date at the Conversion Price applicable on the Maturity Date ("Mandatory Conversion").

            4.            No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to Convert this Debenture into Common Stock, at the time, place, and rate herein prescribed. This Debenture is a direct obligation of the Company.

            5.            If the Company (a) merges or consolidates with another corporation or after business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a "Sale"), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

            6.            If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to the record date multiplied by 10; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares (10) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11).

            7.            All payments contemplated hereby to be made "in cash" shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

            8.            The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and the Registration Rights Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

            9.            This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

            10.            The following shall constitute an "Event of Default":

                        a.            The Company fails in the payment of principal or interest on this Debenture as required hereunder and the same shall continue for a period of three (3) days; or

                        b.            Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, dated March 14, 2001 between the Company and the Investor therein (the "Registration Rights Agreement"), or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

                        c.            The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights

Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

                        d.            The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and, except the case of Section 5, such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                        e.            The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such; or

                        f.            The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                        g.            A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                        h.            Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                        i.            Any final money judgment, writ or warrant of attachment, or similar process, not subject to appeal, in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                        j.            Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                        k.            The Company shall have its Common Stock suspended or delisted from an exchange for in excess of five (5) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, the Holder may at its option and discretion declare this Debenture, together with all accrued and unpaid interest herein, to be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and a majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

            11.            Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

            12.            This Debenture may be amended only by the written consent of the parties hereto.

            13.            No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized.

Dated: March 15, 2001

PACEL CORP.

By:_______________________________________
__________________________________________ (Print Name)
__________________________________________ (Title)

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

            The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of PACEL CORP. (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*
___________________________________________________________________

Applicable Conversion Price
___________________________________________________________________

Signature
___________________________________________________________________
[Name]

Address:
___________________________________________________________________
___________________________________________________________________

* This original Debenture must be received by the Company or its transfer agent by the fifth business date following the Conversion Date.